UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 24, 2020 (June 24, 2020)
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
155 East 44th Street, Suite 900, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INTL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described under Item 5.07 of this Current Report, at a Special Meeting of Shareholders of INTL FCStone Inc. (the "Company") held on June 24, 2020, the shareholders of the Company voted on and approved the amendment of the First Article of its Restated Certificate of Incorporation to change the name of the Company to StoneX Group Inc. The Company will be filing the approved amendment with the Delaware Secretary of State promptly, with an effective date of July 6, 2020.
Item 5.07. Submission of Matters to a Vote of Security Holders.
A Special Meeting of the Shareholders of the Company was held on June 24, 2020. The final voting results for the matter submitted to a vote of the shareholders are as follows:

Item 1. Votes cast with respect to the proposal to amend the Company's certificate of incorporation to change the company name to StoneX Group Inc., as well as abstentions and broker non-votes as to such matter, were as follows:

FOR	18,003,667
AGAINST	12,383
ABSTAIN	11,982
BROKER NON-VOTES	—
Item 8.01. Other Events.
On June 24, 2020, the Company issued a press release announcing the change in the name of the Company, along with a change in the Company's ticker symbol to "SNEX", with both changes being effective on July 6, 2020.
A copy of the press release is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release dated as of June 24, 2020.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
June 24, 2020	/s/ David A. Bolte
(Date)	David A. Bolte
Corporate Secretary